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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the following Registration Statements of AmeriServ Financial, Inc.:

     Registration Statement No. 33-56604 on Form S-3
     Registration Statement No. 33-53935 on Form S-8
     Registration Statement No. 33-55207 on Form S-8
     Registration Statement No. 33-55211 on Form S-8
     Registration Statement No. 333-67600 on Form S-8
     Registration Statement No. 333-50225 on Form S-3
     Registration Statement No. 333-121215 on Form S-3
     Registration Statement No. 333-129009 on Form S-3

of our report dated February 26, 2007, relating to the consolidated financial statements and internal control over financial reporting of AmeriServ Financial, Inc., appearing in the Annual Report on Form 10-K of AmeriServ Financial, Inc. for the year ended December 31, 2006, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the respective Registration Statements.


/s/ S. R. Snodgrass, A.C.

Wexford, Pennsylvania
March 5, 2007


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